Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Mark P. Frissora,  Elyse Douglas and J. Jeffrey Zimmerman as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Hertz Global Holdings, Inc. (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) for the registration of shares of the Company’s common stock, par value $0.01 (the “Common Stock”), in connection with the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, (the “Securities Act”) and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Securities Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark P. Frissora	Chief Executive Officer and	May 15, 2008
Mark P. Frissora	Chairman of the Board of Directors

/s/ Elyse Douglas	Executive Vice President,	May 15, 2008
Elyse Douglas	Chief Financial Officer and Treasurer

/s/ Jatindar Kapur	Senior Vice President, Finance and	May 15, 2008
Jatindar Kapur	Corporate Controller

/s/ George W. Tamke	Lead Director	May 15, 2008
George W. Tamke

/s/ Nathan K. Sleeper	Director	May 15, 2008
Nathan K. Sleeper

/s/ David H. Wasserman	Director	May 15, 2008
David H. Wasserman

/s/ Brian A. Bernasek	Director	May 15, 2008
Brian A. Bernasek

/s/ Gregory S. Ledford	Director	May 15, 2008
Gregory S. Ledford

/s/ George A. Bitar	Director	May 15, 2008
George A. Bitar

/s/ Robert F. End	Director	May 15, 2008
Robert F. End

/s/ Barry H. Beracha	Director	May 15, 2008
Barry H. Beracha

/s/ Carl T. Berquist	Director	May 15, 2008
Carl T. Berquist

/s/ Michael J. Durham	Director	May 15, 2008
Michael J. Durham

/s/ Henry C. Wolf	Director	May 15, 2008
Henry C. Wolf